EXHIBIT 32.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER OF

INTERNATIONAL TEXTILE GROUP, INC.

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of International Textile Group, Inc. (the “Company”) for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary L. Smith, Executive Vice President and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary L. Smith
Gary L. Smith
Executive Vice President and Chief Financial Officer

The foregoing statement is being furnished to accompany International Textile Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of International Textile Group, Inc. that incorporates the Report by reference. A signed original of this written statement required by Section 906 has been provided to International Textile Group, Inc. and will be retained by International Textile Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.